Exhibit 99.1

News Release
FOR MORE INFORMATION
Media Contact:
Mike Truell
919-297-1772
mike.truell@dexone.com
Investor Contact:
Jamie Andelman
919-297-1539
jamie.andelman@dexone.com
DEX ONE CORPORATION ANNOUNCES APPOINTMENT
OF ALFRED MOCKETT AS CEO AND PRESIDENT
Company Secures Highly Experienced Leader with Solid
Record of Creating Shareholder Value
CARY, N.C., September 7, 2010 — The Board of Directors for Dex One Corporation (NYSE: DEXO) announced today it has appointed Alfred T. Mockett as CEO and president effective September 13, 2010. Mockett will also join the company’s Board of Directors at that time.
“In Alfred Mockett, we have chosen a proven business leader who has successfully directed transformational change at a number of organizations, helping them post profitable growth and increase shareholder value. His passion for results and pragmatic management approach will be of great benefit at Dex One,” said Board member Alan F. Schultz, who led the search committee.
During Mockett’s 30-plus year career, he has held CEO and executive leadership positions at a number of leading technology, telecommunications and professional services companies, such as:
•	President of Memorex Telex, a global provider of information technology solutions;

•	BT Group (formerly British Telecom), where during a 10-year career he held a number of senior management positions with oversight for several operating units including mobile, Yellow Pages, business and global communications and BT Ignite, data and broadband solutions for businesses;

•	Chairman and CEO of American Management Systems, a global business and information technology consulting firm for the U.S. and state governments, financial services and communications industries; and

•	Chairman and CEO of Motive, Inc., a leading provider of software management services to communications providers.
In each of these cases, Mockett significantly enhanced shareholder value through efforts to improve and accelerate business performance by creating efficiencies and identifying new areas for growth. Most recently, while at Motive Inc., Mockett successfully directed a business transformation, which led to a strategic sale of the company to Alcatel-Lucent in 2008.

News Release
“I am very excited to be joining Dex One and see an outstanding opportunity for future growth. Local search is rapidly expanding and local businesses need a partner they can trust to help them select the right mix of solutions, from online business profiles and video ads to mobile search and print advertising,” said Mockett. “Dex One has approximately half a million local businesses that are counting on the company to help them attract and win consumers. Dex One is uniquely positioned to support this effort and I look forward to working with the 3,500 Dex One employees that are dedicated to providing outstanding service and support to these local businesses each and every day.”
In accordance with New York Stock Exchange Rule 303A(8), the company also announced it has made the following equity grants to Mockett without shareholder approval.

Type of Grant	Amount of Shares	Strike Price
Restricted Stock (vest over three-years)	200,000	n/a
Time Vested Stock Option (vest over four years)	200,000	$9.75
Premium Priced Stock Options (fully vested)	600,000	• 200,000 with an exercise price of $15
		• 200,000 with an exercise price of $23
		• 200,000 with an exercise price of $32
Further information regarding the terms of Mockett’s employment with the Company will be included in a Form 8-K to be filed with the Securities and Exchange Commission.
About Dex One Corporation
Dex One Corporation (NYSE: DEXO) is a leading marketing solutions company that helps local businesses reach, win and keep ready-to-buy customers. The company’s highly-skilled, locally based marketing consultants offer a wide range of marketing products and services that help businesses get found more than 1.5 billion times each year by actively shopping consumers. Dex One offers local businesses personalized marketing consulting services and exposure across a broad network of local marketing products — including its “official” print, online and mobile yellow pages and search solutions (http://www.dexknows.com and http://www.business.com), as well as major search engines. For more information visit www.DexOne.com.
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Certain statements contained in this press release regarding Dex One Corporation’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect only Dex One’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.